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REFINANCE, DEVELOPMENT AND DISBURSEMENT LOAN AGREEMENT

THIS REFINANCE, DEVELOPMENT AND DISBURSEMENT LOAN AGREEMENT (the "Loan Agreement") is made this 12th day of October, 2004, by and between Interstate Business Corporation, a Delaware corporation ("Borrower"), and M&T MORTGAGE CORPORATION, having a principal address 9214 Center Street, Second Floor, Manassas, Virginia 20110 (the "Lender").

1. Pursuant to that certain commitment letter dated August 23, 2004, from Lender to Borrower, and any and all modifications thereto (the "Commitment") the Lender agrees to make a secured refinance and development loan to Borrower in the face amount of $13,104,360.00 (the "Loan") to be secured by approximately 212 acres in located in Prince George's County (collectively referred to as the "Lots"), and all real property together with all Improvements (as defined below), as is more fully described in the Refinance Indemnity Deed of Trust (defined below), as may be modified or supplemented from time-to-time (collectively, the "Real Property").

RECITALS

2. Brandywine Investment Associates, LP, a Maryland limited partnership (the "Owner") owns the Real Property as of the date hereof, and Owner intends to grant to Lender a perfected first lien secured interest in the Real Property in favor of the Lender and along with Borrower intends to enter into that certain: (i) Refinance Indemnity Deed of Trust executed by the Owner of even date herewith (the "Deed of Trust"), (ii) Assignment of Leases, Rents, and Profits, executed by the Owner of even date herewith (the "Assignment of Leases") (iii) Assignment of Interests, Contracts, Plans, and Permits executed by the Owner of even date herewith (the "Assignment of Interests"), (iv) the Refinance Credit Line Deed of Trust Note executed by the Borrower of even date herewith, in the face amount of the Loan, in favor of the Lender (the "Note") and all other Loan Documents (as defined herein) to further secure the Loan.

3. This Loan Agreement sets forth the terms and conditions under which the Lender agrees to disburse the Loan to the Borrower. The exhibits attached hereto are identified as follows:

(a) Exhibit A - contains the legal description of the property to be secured.

(b) Exhibit B - contains the definitions of certain basic words and terms used in this Loan Agreement.

(c) Exhibit C - contains the conditions precedent to the Initial Advance.

(d) Exhibit D - contains the conditions precedent to all subsequent disbursements other than the final disbursement.

(e) Exhibit E - contains the events of default under the Loan Agreement, and the remedies of the Lender.

(f) Exhibit F - contains the Lender's Draw Schedule.

4. Accordingly, capitalized words and/or terms used throughout this Loan Agreement indicate that the words and/or terms have been defined in Exhibit B, attached hereto and/or are set forth in the main body of the Loan Agreement, and the words and/or terms shall be construed to have the meanings and statements assigned to them herein. The definitions in Exhibit B provide the specific meaning, interpretation, and intent for understanding the word(s) in the context of a paragraph's terms in this Loan Agreement. Specific loan documents are also defined in Exhibit B, however, they are done so for convenience in understanding this Loan Agreement, and the Borrower is referred to the actual loan document itself for the complete and controlling terms and conditions with respect to the specific loan document described or defined. The definitions listed in the main body of the Loan Agreement and in Exhibit B shall not be construed as limiting, undermining or modifying any of terms and conditions contained in any other loan documents, or Loan Documents, and shall have the meanings, interpretation and significance as defined, unless otherwise required by the context of the paragraph.

5. The proceeds of the Loan are to be used by the Borrower for the sole purpose (the "Purpose") of refinancing indebtedness of the Borrower to Mercantile Mortgage Corporation and to Interstate General Company L.P., to fund certain infrastructure costs in connection with the development of lots for sale on the Real Property (the "Project"), to fund the costs of closing the Loan, and to establish a reserve for the payment of interest on the Loan.

6. To induce the Lender to make the Loan, the Borrower agrees to the terms and conditions in this Agreement.

WITNESSETH

In consideration of the Loan to the Borrower, the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. INTRODUCTION

1. Incorporation of Recitals. Each and every one of the Recitals stated above are hereby expressly incorporated herein by reference as if fully set forth in the body of this Loan Agreement.

2. Specific Incorporation of Exhibits. Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E, and Exhibit F attached hereto (collectively referred to as the "Exhibits") are hereby incorporated into this Loan Agreement and expressly made a part hereof as if fully set forth herein. The Borrower's signature on the last page of this Loan Agreement shall evidence Borrower's express acceptance and agreement with all of the terms, conditions, words and definitions set forth in this Loan Agreement, which is hereby deemed to include each and every one of the Exhibits.

3. Compliance With Loan Documents. Borrower agrees and covenants to comply with and perform all of the terms, covenants and conditions of this Loan Agreement and each and every one of the other Loan Documents.

4. Use of Proceeds. All Loan Disbursements shall be used by the Borrower for the specific Purpose stated herein, subject to the requirements of the Lender as set forth herein and in each of the other Loan Documents.

5. Borrower As Fiduciary. If Borrower receives the Loan Disbursements made under this Loan Agreement, Borrower shall hold the funds advanced as a fiduciary prior to payment, and shall apply such advances first to the payment of the Costs due for the Work performed in connection with the development of the Real Property, before using any part of the Loan Disbursement for any other application, whatsoever. Borrower hereby agrees, at any time and from time-to-time upon request of Lender, to exhibit to Lender receipts, vouchers, statements, bills of sale or other evidence satisfactory to Lender of actual payment of such Costs within ten (10) days after such request.

II. DISBURSEMENT OF LOAN PROCEEDS

No funds shall be disbursed until the Borrower has complied with the terms and conditions set forth herein, the Loan Documents have been duly executed, and all necessary Loan Documents have been recorded in the proper recording offices. Lender shall make an Initial Advance and Subsequent Advances for the purposes of development (collectively referred to as the "Loan Disbursements") pursuant to the terms of the Loan Documents, as follows:

1. Initial Advance. The Lender shall make an Initial Advance of Loan funds in an amount determined by the Lender pursuant to the Appraisal and other underwriting factors, nevertheless not exceeding the Loan-To-Value Ratio, for the purposes of refinancing/paying off the existing loan on the Real Property (the "Initial Advance"). The Initial Advance may also include any closing costs approved by Lender, and shall be paid directly to the Borrower's closing agent.

2. Subsequent Advances. The Borrower may submit (not more than twice a month) a properly completed Draw Application accompanied by the Inspection Fee for each subsequent Loan Disbursement under the Loan, in an amount which equals the amount set forth on the Development Budget for the specific work requested and approved by the Lender, less at the option of the Lender, any amounts necessary to effect corrections to the Work that arise from violations of restrictions, defects, defective workmanship, defective materials, or other matters (hereinafter collectively referred to as the "Subsequent Advances").

III. REQUIREMENTS FOR INITIAL ADVANCE

The Lender agrees to disburse the Initial Advance subject to the Borrower's compliance with all of the terms and conditions set forth in this Loan Agreement, including each and every one of the Conditions Precedent To Initial Advance, set forth in Exhibit C, attached hereto and made a part hereof, as determined by the Lender.

Each of the conditions that are fully set forth in Exhibit C are identified below in "short form" by the definitional name of each condition, for convenience. Each definitional name stated below, refers to a correlative paragraph defined in Exhibit C. Accordingly, the Lender shall be under no obligation to disburse any portion of the Initial Advance unless the Borrower complies in a manner acceptable to the Lender, with the following requirements which are deemed to be conditions precedent to the Lender's performance:

1. The Organizational Documentation and Authorization Requirements;

2. The Completed Financial Statements Requirements;

3. The Executed Loan Documents Requirements;

4. The Acceptable Appraisal Requirements;

5. The Zoning and Conforming Use Requirements;

6. The Proffer Statement Requirements;

7. The Utility and Services Requirements;

8. The Subdivision and Plan Approval Requirements;

9. The Physical Survey Requirements;

10. The Mortgagee Title Policy Requirements;

11. The Access Requirements;

12. Environmental and Soil Report Requirements;

13. The Wetlands Requirements;

14. The Permits Requirements;

15. The Development Budget Requirements;

16. The Workers and Suppliers List Requirements;

17. The Lien Waivers Requirements;

18. Intentionally Deleted.

19. The Written Opinion of Counsel Requirements;

20. Insurance Policies and Premium Requirements;

21. The Bond and Performance Requirements;

22. The Loan Expenses and Fees Requirements;

23. The Executed Draw Application Requirements;

24. The No Default Requirements;

25. The Other Conditions Requirements.

VI. REQUIREMENTS FOR SUBSEQUENT ADVANCES

The Lender agrees to make Subsequent Advances of the Loan Proceeds subject to the Borrower's compliance with all of the terms and conditions set forth in this Loan Agreement, including each and every one of the Conditions Precedent to Subsequent Advances as set forth in Exhibit D, attached hereto and made a part hereof, as determined by the Lender.

VII. CONDITIONS FOR FINAL ADVANCE

Intentionally Deleted.

VII. GENERAL REQUIREMENTS

1. Appraisal. Lender shall order and shall have received at Borrower's expense an Appraisal for use in underwriting, granting, closing or disbursing the Loan, and for any other reason whatsoever in connection with the Loan. The Lender may obtain at Borrower's expense once in each calendar year, an Appraisal of any part of the Real Property performed by a third party appraiser engaged directly by the Lender. Borrower shall disclose all known defects of the Real Property to the appraiser and provide the appraiser a copy of the Title Commitment.

2. Financial Statements. Borrower and/or Guarantor shall deliver to Lender their respective Financial Statements and any other reports or other information at the times and for the periods that Lender may prescribe from time-to-time, as long as the Loan remains outstanding.

3. Insurance. The Owner and Borrower shall have in effect all Insurance Coverage at the closing of the Loan. The Borrower shall not permit development of the Real Property to commence within 100 feet of any flood plain or "flood prone area" as referenced in the Flood Disaster Protection Act of 1973, as amended, or as shown on any flood maps held by any government agency. The Borrower shall cause Owner to provide Lender with Insurance Coverage on terms acceptable solely to the Lender, if Improvements on the Real Property, after written approval from the Lender, are located or constructed in a flood plain. In the event of a major casualty loss, the Lender shall apply any insurance proceeds received, in accordance with the applicable terms set forth in the Deed of Trust. Lender shall order a Flood Certification Report, to be paid for by Borrower.

4. Commencement; Development. All development shall be completed in a good and workmanlike manner using new materials and first-class equipment, and be completed to meet or exceed all applicable codes. Borrower shall disclose the existence of any cemetery and the areas of ingress and egress thereto, to the Lender and the Appraiser in writing, prior to commencing any development.

5. Plans of Development; Contracts. Borrower assumes responsibility for complying with all of the terms and conditions of this Loan Agreement, including compliance with the Plats and Plans, the restrictions governing the Real Property, with all laws, government requirements, applicable codes, and sound engineering practices.

A master set of Plats and Plans shall have been delivered to the Lender and shall govern all questions that may arise with respect to the development of the Real Property. No material changes to the Plats and Plans shall be effective unless requested by Change Order, approved by the Lender.

6. Development Budget Constraints. The Lender shall not be required to make any advance for any line item in the Development Budget that, when added to all prior Loan Disbursements, would exceed the amount allocated for an advance in the Draw Schedule as determined by the Lender. Without prior written approval of Lender, Borrower shall not substantially reallocate unused Loan funds from one Development Budget line item to another or otherwise amend the Development Budget.

7. Reports and Vouchers. If requested, Borrower shall promptly deliver to Lender: (a) copies of those Engineering Reports, title reports, studies, inspections and tests made on the Real Property, the Improvements or the materials, and (b) any Contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles to be incorporated into the Improvements.

8. Secured Advances. All Loan Disbursements made by the Lender to the Borrower shall be: (a) subject to the Loan-To-Value Ratio, (b) subject to and in accordance with Exhibits C and D attached hereto and made a part hereof, (c) deemed to be evidenced by the Note, and (d) secured by the Deed of Trust and each of the Loan Documents. Lender does not intend to make any unsecured advances to the Borrower under the Loan.

9. Inspection. Prior to any Loan Disbursement, the Inspector may enter the Real Property at any reasonable time to inspect the Project and Improvements which have been satisfactorily completed. If requested, Borrower will make available during normal business hours for inspection and copying, all Plats and Plans, drawings, books and records, and other documents and information required by Lender.

10. Termination of Loan Disbursements.

(a) In addition to all other rights of the Lender granted under any of the Loan Documents to terminate Loan Disbursements, the Lender's commitment to make Loan Disbursements shall expire and terminate: (i) automatically if the Loan is prepaid in full and the Deed of Trust released after completion of the Project, (ii) while the outstanding Loan Amount exceeds the Loan-To-Value Ratio at any time as determined by the Lender, (iii) if Federal regulations as interpreted by the Lender preclude further Loan Disbursements, or (iv) if an Event of Default under this Loan Agreement occurs.

(b) If the total remaining Loan Disbursements not yet disbursed is less than the amount of the remaining costs required for completion of the development of the Real Property, as estimated by the Inspector and/or Lender (the "Deficiency"), Lender shall not be obligated to make any Loan Disbursements under the Loan, unless the Borrower first deposits or causes the Owner to deposit the Borrower's Funds with the Lender at least in the amount of the Deficiency. Any amount deposited by Borrower or the Owner with Lender to pay the Deficiency shall be applied to pay the Costs of completing the development. Notwithstanding any of the provisions of this Loan Agreement, Lender shall have the right to withhold from any Loan Disbursement an amount sufficient to cover: (i) the Deficiency or any unpaid balance of the Costs to complete the Project, or (ii) any surplusage resulting when all Loan Disbursements total more than the actual development Costs incurred (or to be incurred) by the Borrower.

11. Deposit of Funds. The Borrower shall deposit or cause the Owner to deposit with Lender the Borrower's Funds if the actual Costs exceed the Loan Disbursements, or the projected Costs will exceed the unadvanced portion of the Loan to which Borrower is entitled, in the amount of the Deficiency as determined by the Lender, with interest earned thereon to be part of the Borrower's Funds. The Borrower's Funds shall be deposited with the Lender into a General Account. The Borrower hereby grants and conveys to the Lender a security interest in the General Account, the Borrower's Funds, and all funds so deposited with Lender as additional collateral for the Loan, together with the full right of setoff thereto, in favor of the Lender. Upon a Default, Lender may (but shall have no obligation to) apply all or any part of the Borrower's Funds against any unpaid indebtedness arising under any of the Loan Documents, in such order as Lender determines. Lender may apply all or a portion of the Borrower's Funds prior to any Loan Disbursement.

12. Correction of Defects. Borrower shall correct, using Borrower's Funds, any: (a) material defect in the Improvements, (b) material deviations from the Plats and Plans, and (c) encroachments or setback violations that are necessary prior to completing the Project.

13. Storage of Materials. The Borrower shall cause all materials intended to be utilized in the development of the Real Property, to be stored on the Real Property, with adequate safeguards.

14. Payment. Lender reserves the right to make Loan Disbursement checks payable: (a) solely to the closing attorney, (b) in the case of advances to be used to fund Improvements, solely to the Title Company to be disbursed to those contractors and materialmen entitled to payment, (c) jointly to the Borrower and the persons entitled to payment, or (d) in such other manner as Lender may reasonably elect. Any advance requested by Borrower may be deposited with the Title Company pending the appropriate endorsement to the Title Policy. If Lender chooses not to deposit any Loan Disbursements with the Title Company, advances shall be made at the principal office of Lender or at such other place as Lender may from time to time designate.

15. Loan Expenses. All fees, premiums, expenses and charges reasonably incurred in procuring, processing and administering the Loan, including without limitation charges for the Title Policy, title examination, title bring downs, title endorsements, inspections, surveys, recordings, taxes, Lender's attorneys, Lender's fees, service charges, closing attorney, Borrower's attorney, Insurance Coverage, real estate taxes, assessments, engineers, Architects, water, sewer, utilities, brokers, liens, encumbrances, Work corrections, Loan Document modifications, broker's fees and any other matters in connection with the Real Property, the Project, the Improvements and the Loan, shall be paid for solely by the Borrower. All such amounts, unless sooner paid, shall be paid by the Borrower when due, or Lender may, at its option, deduct any amounts necessary for the payment of these items from any Loan Disbursement. All sums so applied shall be deemed advances under this Loan Agreement and the Note and secured by the Loan Documents.

16. Loan Fees. The Borrower agrees to pay the Loan Fees.

17. Construction Consultant. Lender may hire, at the cost and expense of the Borrower, any engineer, architect or consultant that the Lender considers necessary or useful to assist the Lender in performing any of its rights and obligations under this Loan Agreement (the "Construction Consultant"). The services of the Construction Consultant are confidential and privileged, and solely for the benefit of the Lender in administering the Loan, and shall not be disclosed to any other party.

18. Lot Release Prices. Subject to Lender's standard release provisions, said Deed of Trust shall provide for partial releases of lots upon Borrower's payment to Lender of an amount equal to the greater of eighty five percent (85%) of the gross sales price of a given Land Bay or the minimum release prices attached as Exhibit B to the Deed of Trust, together with any interest, fees and charges accrued and due in connection with the Loan, all as reasonably determined by the Lender. Once there have been principal curtailments of $7 million, the eighty five percent (85%) of the gross sales price requirement for a release of a given Land Bay shall be reduced to eighty percent (80%).

19. Change of General Partner. Prior to closing, Interstate Business Corporation, a Delaware corporation shall acquire a 99% interest in St. Charles Associates, LP, which is the general partner of the Borrower.

20. Letters of Credit. Lender shall issue, in accordance with its standard underwriting guidelines, Letters of Credit, not to exceed One Million Seven Hundred Thousand and No/100THs DOLLARS ($1,700,000.00), in connection with the Project. Any such Letters of Credit shall be secured by a Deed of Trust on the Collateral and shall require an annual fee equal to ONE PERCENT (1.00%) of the Letter of Credit amount, payable at the time of issuance and renewal. Borrower shall diligently pursue and cause the release and return of Project related letters of credit issued by Mercantile Mortgage Corporation which are to be replaced by the letters of credit issued by Lender. Additionally, Borrower shall diligently return to Mercantile Mortgage Corporation its Project related letters of credit.

21. Extension. Lender at the reasonable request of Borrower shall grant one (1) six (6) month extension of the due date, provided (i) Maker makes a written request to Lender for said extension ii) Lender verifies no default exists under the terms of the Loan Documents, and no event has occurred which, but for the passage of time, would constitute a default under the terms of the Loan Documents, (iii) Maker pays to Lender, at the time the written request for loan extension is made, an extension fee in the amount of ONE-HALF PERCENT (0.50%) of the outstanding balance due plus any remaining loan proceeds to be disbursed under the Loan Documents.

22. Additional Collateral. Additionally, the Refinance Credit Line Deed of Trust Note shall be secured with 607,427 shares of American Community Properties Trust Stock ("Stock"). If the price of the Stock falls below $8.50 per share for a continuous period of ten trading days at any time during the term of the Loan, then Borrower shall pledge additional collateral, acceptable to the Noteholder to make up the difference. Noteholder agrees to release up to 307,427 shares of Stock provided the Loan has not been in default and that there has been a minimum of $7,000,000.00 in principal curtailments (of which a minimum of $2,762,500.00 must be from parcel A, B or C) outlined in the minimum release schedule attached as Exhibit B to the Deed of Trust.

IX. MISCELLANEOUS

1. Representations and Warranties. Borrower represents and warrants that: (i) a copy of any Contract furnished or to be furnished to Lender is and shall be a true and complete copy thereof, (ii) that the copies of the Plats and Plans delivered to Lender are and shall be true and complete copies, that there have been no modifications thereof which are not fully set forth in the copies delivered, and that the Owner's interest therein is not subject to any claim, setoff, or encumbrance, (iii) that all of the real estate taxes have been paid with respect to the Real Property, and the Owner has paid all taxes and governmental charges in connection with the development of the Real Property thereby shown to be owing, (iv) the Plats and Plans and the Contracts are satisfactory to Borrower, have been approved by all applicable governmental authorities, have been accepted by each contractor, are complete in all material respects, contain all detail necessary, are adequate for the completion of the development of the Real Property, and comply with the Loan Documents, all applicable laws, restrictive covenants, and governmental requirements, rules, and regulations, (v) the Owner has obtained a separate tax lot or lots with a separate tax assessment or assessments for the Real Property and Improvements, independent of any other lands or improvements, (vi) the Real Property and Improvements comply with all laws and governmental requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property, (vii) the Plats and Plans do, and the development of the Real Property will, comply with all legal requirements regarding access and facilities for handicapped or disabled persons, if applicable, (viii) the Owner has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights, mineral rights or other similar rights, privileges or attributes with respect to the Real Property, including those arising under any zoning or land use ordinance or other law or governmental requirement, (ix) Intentionally Deleted; (x) the Financial Statements delivered to Lender are true and correct, and there has been no material change of Borrower's or Guarantor's financial condition from the financial condition of Borrower or Guarantor (as the case may be) indicated in any applications and Financial Statements previously submitted to the Lender, (xi) all utility services necessary for the intended use of the Real Property are available at the boundaries of the Real Property, including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, and natural gas or electric facilities, with the exception of a second sewer line expected to be constructed by December 1, 2004, (xii) except as otherwise provided for in the Loan Documents, neither the Borrower nor Owner has made any agreement or arrangement of any kind which would give rise to a lien on the Real Property, and (xiii) the Purpose of the Loan and the current or anticipated use of the Real Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Real Property, all use requirements, proffer statements and conditions of approval by any governmental authority having jurisdiction over the Real Property and the Project, have been satisfied, and no violation of any law or regulation exists with respect thereto.

2. Standard of Reasonableness. Except where otherwise expressly provided herein, in any instance where the approval, consent or the exercise of judgment or discretion of the Lender is required, the granting or denial of such approval or consent and the exercise of such judgment or discretion shall be with a standard of reasonableness.

3. No Liability to Lender for Approvals. Notwithstanding any approvals, consents, or judgments made by Lender herein, Borrower agrees that Lender shall have no obligation, liability or responsibility whatsoever in the development of the Real Property, or for the adequacy, quality, sufficiency, form or content of any of the plans, budgets, schedules, contracts, surveys, plats, changes, leases, or any other matter incident to the development of the Real Property. Lender's acceptance of an assignment of the Plats and Plans shall not constitute approval of the Plats and Plans. Any inspection or audit of the Real Property or the books and records of Borrower, or the procuring of documents, Financial Statements, information and other data, by or on behalf of Lender shall be for Lender's protection only in the interests of Lender protecting its collateral, and shall not constitute any assumption of responsibility from Borrower or from anyone else with regard to the condition, quality, maintenance, location or operation of the Real Property, or relieve Borrower of any of Borrower's obligations under any of the Loan Documents. Borrower or Owner is hereby deemed to have selected all surveyors, architects, engineers, contractors, materialmen and all other persons or entities furnishing services or materials to the Project notwithstanding Lender's input. Lender has the right, but not the duty to supervise or to inspect the Real Property and the development work. However, any such action is in connection with the Lender acting as a lender protecting the value of its collateral, and neither Lender, nor any of its Inspectors, Construction Consultants, employees or agents has any duty of care to Borrower or Owner or to any other person to protect against, or inform Borrower or Owner or any other person of, the existence of negligent, faulty, inadequate or defective design. Lender shall not be liable or responsible for any defect in the Real Property or the Improvements, the performance or default of Borrower or Owner, Owner's architect, engineer, contractor, the Construction Consultant, or any other party, or for any failure to construct, complete, protect or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the development of the Real Property, or for the performance of any obligation of Borrower or Owner whatsoever. No action by the Lender, and no advance or acceptance of any document or instrument by the Borrower, Owner, General Contractor or any other party, shall be construed as a representation or warranty, express or implied, to any party by Lender. Inspection shall not constitute an acknowledgment or representation by Lender, its employees or the Construction Consultant that there has been or will be compliance with the Plats and Plans, Loan Documents, applicable laws and governmental requirements or that the development work is free from defective materials or workmanship. Inspection whether or not followed by notice of Default shall not constitute a waiver of any default then existing, or a waiver of Lender's right thereafter to insist that the development of the Real Property be completed in accordance with the Plats and Plans, Loan Documents, applicable laws, and governmental requirements. Lender's failure to inspect shall not constitute a waiver of any of Lender's rights under the Loan Documents or at law or in equity.

4. Disclaimer. Borrower acknowledges that Lender does not have among its investment department personnel, any architects, contractors, engineers or other construction related experts, and that Lender does not claim to have any general or specific expertise in technical matters related to development. Lender's inspection of any of the Plats and Plans and Improvements is only in the capacity of a lender evaluating the value of the Project as security and collateral for the Loan. Lender has not reviewed such items in the capacity of an expert and any approvals given or objections withheld shall in no way constitute a warranty or endorsement of the technical soundness of the Project, whether as to the structure or components of same.

5. Indemnity. Borrower, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, jointly and severally, on behalf of Borrower, and each of their respective heirs, spouses, officers, directors, employees, agents, shareholders, successors and assigns, (the "Borrower's Parties") do hereby remise, release, acquit, satisfy and forever discharge Lender and each one of its respective past, present and future subsidiaries, divisions, mortgage companies, affiliates, parent corporations, joint venturers, officers, directors, employees, agents, attorneys, representatives, participants, successors and assigns (collectively referred to as the "Entities") from any and all manner of action and actions, cause or causes of actions, suits, claims, unintentional torts, counterclaims, demands, damages, judgments, liabilities, contingent claims or contingent liabilities, debts, sums of money, attorneys fees, costs, accounts, covenants, contracts, controversies, obligations, agreements, promises, expenses, variances, trespasses, liens, and/or claims of lien of any nature whatsoever, whether at law or in equity, whether now accrued or hereafter maturing and whether known or unknown, which the Borrower's Parties (and any people comprising Borrower) now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world until five (5) years and one (1) day after the Loan is paid back to the Lender in full, arising out of or in connection with: (i) all of the Lender's obligations, duties, approvals, and decisions made in good faith pursuant to the terms and conditions of this Loan Agreement (ii) the inspections, discretions and approvals made by the Lender in good faith hereunder, (iii) the implementation, procedures, collections, administration, or actions taken by the Lender in good faith in accordance with this Loan Agreement, and (iv) the remedies pursued by the Lender, and all actions in connection therewith taken by the Lender in good faith, as attorney-in-fact pursuant to this Loan Agreement in the event of a Default; and Borrower hereby indemnifies and holds each of the Entities harmless from any claim by the Borrower's Parties with respect thereto.

6. Publicity. Intentionally Deleted.

7. No Assignment. Neither this Loan Agreement nor the proceeds of the Loan shall be assigned by Borrower without the written consent of Lender, and any attempted assignment without such written consent shall be void and shall constitute an Event of Default.

8. Notices. All notices required or contemplated hereunder or under any Loan Documents, including all Exhibits, shall be in writing and shall be deemed to have been given properly and received when actually received. All notices shall be delivered by United States Mail, postage prepaid, certified or registered, return receipt requested, or by Federal Express or another comparable overnight express delivery service, addressed as follows:

To Borrower:

Interstate Business Corporation 222 Smallwood Village Center St. Charles, Maryland 20602 Attn: James Michael Wilson

To Lender:

M&T MORTGAGE CORPORATION 9214 Center Street, Second Floor Manassas, Virginia 20110 Attn: Vance G. Mason, III (or to such other address as may be specified by notice given as required herein).

9. No Waiver of Lender's Rights. Notwithstanding anything in this Loan Agreement or any other Loan Document to the contrary, Lender may, in its sole discretion, defer or relinquish any requirements hereunder, including without limitation any condition to any Loan Disbursement. However, no such deferral or relinquishment shall constitute a waiver of the Lender's right to invoke any of said requirements subsequently. Moreover, no delay, omission or acquiescence of the Lender to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default. No delay or omission on the part of the Lender to exercise any rights or privileges herein, or any other option granted to the Lender hereunder in any one or more instances, shall constitute a waiver of any of such rights or privileges. Lender may make any advances or part of advances after the occurrence of a Default without thereby waiving the right to demand payment of the Loan and without becoming liable to make any other or further advances. If Lender makes advances before they are due in accordance with the Development Budget because Lender, in its sole discretion, believes it advisable so to do, such advances shall be deemed to be made in pursuance and not in modification hereof and shall not be deemed to be a waiver of any of the strict procedures, terms and conditions set forth in this Loan Agreement. No acceptance by the Lender of any partial payment on account of the Loan in the event of a Default, shall constitute a waiver of any Default and all of Lender's rights and remedies shall remain continuously in full force and effect.

10. Remedies Not Exclusive. No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedies provided for in the Note or in any of the other Loan Documents. Each and every remedy herein shall be cumulative, and shall be in addition to every other remedy given under any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given to the Lender herein and in any of the other Loan Documents shall be concurrent and may be pursued separately, successively or together against the Borrower, or the Real Property or any part thereof, or any personal property secured by the Loan Documents, and every right, power and remedy given in any of the Loan Documents may be exercised from time to time as often as may be deemed expedient by the Lender.

11. Further Assurances. Borrower will, and will cause Owner to, on request of Lender: (i) promptly correct any defect, error or omission in this Loan Agreement or in any other Loan Document; (ii) execute, acknowledge, deliver, procure, record or file such further documents and do such further acts reasonably deemed necessary, desirable or proper by Lender to carry out the purposes of the Loan Documents, (c) execute and deliver any renewals, continuation statements, additions, substitutions, replacements, or appurtenances to the Real Property or Loan Documents; (iii) execute, acknowledge, deliver, procure, file or record any document or instrument deemed necessary, desirable, or proper by Lender to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and so such further acts deemed necessary, desirable or proper by Lender to comply with the requirements of any Federal agency having jurisdiction over Lender.

12. Participants. Lender shall have the right to have others participate with it in the Loan.

13. Successors and Assigns. This Loan Agreement shall insure to the benefit of and be binding upon the parties hereto and their successors, assigns and successors in title; but nothing herein shall authorize the assignment hereof by Borrower.

14. Governing Law. This Loan Agreement shall be governed by and construed according to the laws of the State of Maryland.

15. Non-Merger. The covenants of Borrower set forth herein and the terms and provisions of this Loan Agreement shall survive the closing of the Loan, the recordation of any and all deeds and the delivery of the Loan Documents.

16. Interpretation Among Documents. In the event of any inconsistency or conflict between the Commitment and this Loan Agreement, the provisions of this Loan Agreement shall govern. Nothing herein shall be construed to limit or adversely affect in any way the terms and provisions of the Note, and the rights and remedies of the Lender pursuant to the Deed of Trust.

17. Construction of this Document. Words of any gender used in this Loan Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural and vice versa, unless the context requires otherwise. References to "money", "cash" "funds" "deposit" or other similar monetary terms are references to lawful money of the United States. References to persons shall include any legal entities, businesses, agencies and natural persons as the context may call for. The words "including" shall be interpreted as if followed by the words "without limitation" if those words are not present. Captions and headings in the Loan Agreement are for convenience only and shall not affect construing this Loan Agreement.

18. Severability. If any provision of this Loan Agreement, or the application thereof to any circumstance, is deemed to be unenforceable, the remainder of the Loan Agreement shall not be affected thereby and shall remain enforceable.

19. Time of the Essence. Time shall be of the essence with respect to the performance of the Borrower's obligation hereunder.

20. No Partnership. Nothing in this Loan Agreement or in any of the other Loan Documents shall be construed to make the Borrower a partner, a joint venturer, or have an association, or a special arrangement with the Lender herein, or creating a principal-agent relationship or any other relationship except for that of "lender" and "borrower".

21. No Lender Control. The Borrower agrees that Lender's rights and interests under the Loan Documents, and the administration thereof, shall not be deemed to indicate that the Lender is in control of the Real Property, the Project, development, or the business operations of the Borrower or Owner.

22. Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

23. Reservations of Rights. Nothing in this Loan Agreement shall be deemed to: (i) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91, as amended, or any substantially equivalent state law; or (ii) limit the right of Lender to exercise self help remedies such as (but not limited to) setoff.

24. Written Agreement. This Loan Agreement, together with each of the Loan Documents constitutes the entire understanding and agreements between Borrower and Lender, and no prior oral statements shall be binding upon the Lender with respect to the matters addressed in the Loan Documents.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

Lender: M&T MORTGAGE CORPORATION

/s/ BY: Vance G. Mason, III TITLE: Vice President

[SIGNATURE(S) ON FOLLOWING PAGE(S)]

WITNESS the following signature(s) and seal(s):

Borrower:	Interstate Business Corporation, a Delaware corporation

By: /s/ James Michael Wilson Name: Michael James Wilson Title: President

Owner:	Brandywine Investment Associates, LP, a Maryland limited partnership By: St. Charles Associates Limited Partnership, its general partner By: Interstate Business Corporation, its general partner

By: /s/ James Michael Wilson Name: James Michael Wilson Title: President

STATE OF MARYLAND COUNTY OF CALVERT , to-wit:

The foregoing instrument was acknowledged before me this 12th day of October, 2004, by James Michael Wilson as President of Interstate Business Corporation.

My commission expires: 11/1/06	/s/ Elizabeth Clayton NOTARY PUBLIC

STATE OF MARYLAND COUNTY OF CALVERT , to-wit:

The foregoing instrument was acknowledged before me this 12th day of October, 2004, by James Michael Wilson as President of Interstate Business Corporation, general partner of St. Charles Associates Limited Partnership, general partner of Brandywine Investment Associate, LP, a Maryland limited partnership.

My commission expires: 11/1/06	/s/ Elizabeth Clayton NOTARY PUBLIC

EXHIBIT A LEGAL DESCRIPTION OF THE REAL PROPERTY

EXHIBIT B DEFINITIONS

DEFINITIONS: The definitions listed below are hereby incorporated into the Loan Agreement, and shall provide the meaning and full significance to any word or words that are capitalized and not otherwise defined in the body of the Loan Agreement. Nevertheless, the Borrower is referred to the actual loan document itself for the complete terms and conditions for any specific loan document defined and described herein below. The definitions shall not be construed as limiting, undermining or modifying any of terms and conditions contained in any of the actual Loan Documents (as defined below), and shall have the following meanings unless otherwise required by the context:

2. Appraisal. The word "Appraisal" shall mean and refer to a report of value, and/or any updated report of value, in a form and substance acceptable to Lender in connection with the Real Property, prepared and executed by a licensed professional appraiser having at least an M.A.I. qualification or designation, which: (i) establishes the present "as-is" market value of the Property; (ii) establishes the value of the Real Property assuming the proper and timely completion of the development; and (iii) conforms in every particular with the appraisal standards established by the Lender and pursuant to 12 C.F.R. 564, as may be amended from time to time, and any and all other applicable memorandum, rule, regulation, act or order of the FDIC relating to appraisal practices, standards and procedures.

3. Architect. The word "Architect" shall mean and refer to a practicing and professional architect, duly licensed as such in the State of Maryland, in good standing therein.

4. Assignment of Interests. In addition to the definition in the Recital above, the words "Assignment Of Interests" shall refer the loan document entitled Assignment of Interests, Contracts, Plans, and Permits by which Owner assigns to Lender all of Owner's ownership interests in business entities, Project names, warranties, plans, plats, contracts for the development of the Real Property, operating contracts, permits, subdivision rights, deposits, bonds and other matters in connection with the development, management and use of the Real Property, as additional security for the Loan.

5. Assignment of Leases. In addition to the definition in the Recital above, the words "Assignment of Leases" shall refer to the loan document entitled Assignment of Leases, Rents and Profits by which Borrower assigns to Lender all of its rights, title and interest in and to all leases, rents, revenues, proceeds and profits of or relating to the Real Property, now or hereafter existing, as additional security for the Loan.

6. Borrower's Funds. The words "Borrower's Funds" shall mean and refer to the Borrower's and the Owner's: (i) cash or proceeds other than received from the Lender, (ii) other available funds shown on Borrower's application and Financial Statements relied upon by the Lender, and (iii) portion of the Real Property sales price or Costs which are scheduled to be paid by Borrower from other funds set aside and committed, in an amount satisfactory to the Lender.

7. Permits. The words "Permits" shall mean and refer to all necessary development, environmental, activity and drainfield permits and authorizations from all necessary Federal, state and local authorities, allowing all development activities contemplated to proceed to completion and authorizing the proposed use of the Project, thereafter.

8. Change Order. The words "Change Order" shall mean and refer to any written request to allow any additions, deletions, modifications, substitutions or extras to any Contract, the Plats and Plans, or the Development Budget, in a form and substance acceptable solely to the Lender, where: (i) the request contains supporting documentation and information, (ii) the Owner has obtained the approval of the General Contractor, the Architect, all applicable contractors, all sureties, and government entities, (iii) the structural integrity, quality and standard of workmanship of the Improvements is not impaired, (iv) no substantial change in architectural appearance is affected, and (v) no violation of any law or requirement would result, (vi) the Borrower is not doing so to cover any excess Costs of the Improvements]

9. Costs. The word "Costs" shall mean every and all development, material, labor and other costs in connection with the Work and the final completion of the Project through the maturity date of the Loan, after taking into account the requirements of this Loan Agreement.

10. Intentionally Deleted.

11. Intentionally Deleted.

12. Contracts. The word "Contract" or "Contracts" shall mean and refer to: (i) any written or oral contract, sub-contract, purchase order or agreement for supplying or performing any Work for the development of the Real Property, (ii) any management, leasing, maintenance or other agreement pertaining to the Real Property not described in clause (i) preceding this clause, or (iii) the modification, amendment, or substitution of any such contracts.

13. Deed of Trust. In addition to the definition in the Recital above, the words "Deed of Trust" shall refer to the loan document entitled "Refinance Indemnity Deed of Trust" and "Deed of Trust" of even date herewith, which grants the Lender a perfected first trust interest and encumbrance on the Real Property and the Improvements (as defined below). Subject to Lender's standard release provisions, said Deed of Trust shall provide for partial releases of lots upon Borrower's payment to Lender of an amount equal to the greater of eighty five percent (85%) of the gross sales price of a given Land Bay or the minimum release prices attached as Exhibit B to the Deed of Trust, together with any interest, fees and charges accrued and due in connection with the Loan, all as determined solely by the Lender. Once there have been principal curtailments of $7 million, the eighty five percent (85%) of the gross sales price requirement for a release of a given Land Bay shall be reduced to eighty percent (80%).

14. Default. the word "Default" shall mean and refer to: (i) those breaches of the Loan Agreement that shall give rise to certain and specific remedies identified in the Loan Agreement including any Exhibits, in favor of the Lender, in addition to all other remedies permitted by law, and (ii) those breaches or defaults under any of the other Loan Documents which are hereby expressly deemed to be a default under the Loan Agreement. The words "Event of Default" shall mean a Default for which no cure period is provided or which has not been cured during the applicable cure period.

15. Development Budget. The words "Development Budget" shall refer to the projected detailed development cost breakdown list submitted to, and approved by the Lender.

17. Draw Application. The words "Draw Application" shall mean and refer to Lender's approved draw request form.

18. Engineering Reports. The words "Engineering Reports" shall mean and refer to written reports prepared by licensed, professional engineers acceptable to the Lender certifying that: (i) the subsurface conditions of the Real Property are suitable in all respects for the proposed Improvements thereupon, (ii) all Improvements have been completed in compliance with all applicable codes and restrictive covenants (iii) no encroachments exist upon any easements, rights-of-way, or adjoining property, (iv) all utilities required for the intended use of the Real Property are available to the Real Property, and (v) such other engineering notes as the Lender may require.

19. Environmental Report. The words "Environmental Report" shall mean and refer to a final written report from an independent soil scientist or environmental engineer acceptable to the Lender, assessing surface and sub-surface conditions of the Real Property and surrounding areas to a degree and complexity acceptable to the Lender, with respect to the presence of any and all hazardous or toxic substances, as those terms are used by, implied or referenced in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the United States Department of Transportation Table, the Environmental Protection Agency, the Toxic Substances Control Act, or such other Federal, state or local agencies, regulations, acts, laws, or policies governing the disposal of hazardous substances and toxic substances.

20. Excusable Delays. The Words "Excusable Delays" shall mean unusually adverse weather conditions, including events such as fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot or insurrection or any unforeseen circumstances or events (except financial circumstances or events or matters which may be resolved by the payment of money) beyond the control of Borrower, not to exceed a total of fifteen (15) days, provided Borrower promptly notifies Lender of the delays and whereupon no Excusable Delay shall suspend or abate any obligation of Borrower or any Guarantor or any other person to pay any money.

21. Financial Statements. The words "Financial Statements" shall mean all of the following, and when the Borrower and/or the Guarantor is:

(a) Other than an individual: The words "Financial Statements" shall mean and refer to: (i) a balance sheet, income statement, statements of cash flow and amount and sources of contingent liabilities, (ii) a reconciliation of changes in equity, (iii) a business entity tax return, and (iv) a consolidation statement (if the Borrower is a holding or parent company); or

(b) An individual: The words "Financial Statements shall mean and refer to: (i) a balance sheet and statements of amount and sources of contingent liabilities, (ii) sources and uses of cash, (iii) individual tax returns, and (iv) Financial Statements of all entities owned by the Borrower; and

(c) Submitting Financial Statements to the Lender:

(i) All Financial Statements shall be in a form and detail satisfactory to Lender and shall contain or be attached to the signed, dated and written certification of the reporting party stating that Financial Statements constitute a true and correct statement of the reporting party's financial condition. All Financial Statements shall be audited and certified by an independent certified public accountant, without qualification or exception, and shall contain all reports and disclosures required by generally accepted accounting principles, consistently applied; and

(ii) All Financial Statements shall include a capital and operating budget for the Project for its first fiscal year (or portion thereof) of operations; and after commencement of operations in the Improvements and thereafter prior to the beginning of each fiscal year of Borrower, a capital and operating budget for the Real Property, for each consecutive fiscal year thereafter; together with a statement of all income and expenses in connection with the Property, certified in writing as true and correct by a representative of Borrower satisfactory to Lender. Items provided under the heading "Financial Statements" shall be in form and detail satisfactory to Lender.

22. Financing Statements. The words "Financing Statements" shall refer to any loan document or Uniform Commercial Code (UCC-1) statement that acts as a financing statement to be executed by the Borrower or Owner and filed in any and/or all of the appropriate local and central jurisdictions to perfect the security interests created in any of the Loan Documents.

23. Guarantor. The word "Guarantor" shall mean and refer to each and every one of the following who shall execute an Unconditional Guarantee Agreement (as defined below), and agree to unconditionally and jointly and severally guarantee repayment of the Loan and performance and completion under all of the Loan Documents:

Interstate Business Corporation, a Delaware corporation

24. Guaranty. The word "Guaranty" shall refer to the loan document entitled "Unconditional Guaranty Agreement" by which each Guarantor unconditionally, jointly and severally guarantees the payment by Borrower of the Note and the performance and completion by the Borrower of all obligations under the Loan Documents.

25. General Contractor. The words "General Contractor" shall mean and refer to any general contractor hired to work the Project specifically approved by the Lender, which may be the Borrower, or any successor general contractor approved by Lender.

26. General Account. The words "General Accounts" shall mean and refer to deposit accounts, operation accounts, savings accounts and other accounts with the Lender, that the Lender requires the Borrower to open and maintain for moneys obtained in connection with the Real Property and Improvements, including cash, deposits, development draws, disbursements, payroll, rents, profits, and any other issues from any other source, and that each and every one of said accounts shall expressly be deemed to be "general accounts" and not "special accounts", such that funds may be setoff and commingled.

27. Improvements. The word "Improvements" shall mean and refer to the Real Property and all work product and valuable additions benefiting the Real Property, currently affixed, to become affixed, or unique to the Real Property, now existing or hereafter acquired, to include but not be limited to any and all structures, edifices, fixtures, materials, supplies, engineering work, concrete, curb and gutter, dirt, grading, parking facilities, trees, shrubs, appendages, chattels, equipment, personal property, mixed property, goods, inventory, subdivision plats, site plans, zoning permits, bonds, plans, surveys and other facilities to be constructed in accordance with the Plats and Plans.

28. Inspector. The word "Inspector" shall refer to Lender's inspecting architect, structural engineer, employee or representative, to be appointed by and in the sole discretion of the Lender to inspect the Project.

29. Inspection Fee. The words "Inspection Fee" shall mean and refer to a $375.00 charge due incident to each and every development draw, and shall be payable to the Lender, representing actual sums due the Inspector in connection with each advance, and may at Lender's option, be deducted from the amount of any Loan Disbursement or advance under the Loan.

30. Insurance Coverage. The words "Insurance Coverage" or "Insurance" shall refer to each and every policy of insurance that the Borrower and/or Owner is to have, or cause to have, in effect pursuant to the Commitment, in connection with the Project, the Improvements and the Real Property, including but not limited to Title Insurance, workmen's compensation insurance, liability insurance and flood insurance, and: (i) all policies must contain deductibles and/or co-insurance provisions acceptable to the Lender, and (ii) all policies must be underwritten by insurance companies acceptable to the Lender, and (iii) all policies must name the Lender as an additional insured and/or loss payee, (iv) all policies must contain a mortgagee clause granting coverage to the Lender and its successors and assigns, as their respective interests may appear, (v) all policies must provide that they shall not be canceled unless the insurance company issuing such insurance policy shall first give the Lender at least thirty (30) days' prior written notice, (vi) the issuance and renewal of each and every insurance policy required hereunder, and the payment of the premium therefore, shall be performed by the Borrower and/or Owner with written notice to the Lender, and (vii) the Borrower shall deliver a copy of each such insurance policy to the Lender.

31. Loan Disbursements. The words "Loan Disbursements" or "Loan Disbursement" shall mean and refer to any and all advancement of refinance and/or development funds under the Loan Documents for the Purpose stated, after all conditions precedent thereto have been met and satisfied as determined by the Lender.

32. Loan Documents. The words "Loan Documents" shall mean and refer to any and all papers, letters, documents, instruments, agreements, statements, certificates, certifications, affidavits, and indemnities in a form and substance acceptable solely to Lender, and shall include but not be limited to this Loan Agreement, the Commitment, the Note, the Indemnity Deed of Trust, the Assignment of Leases, the Assignment of Interests, and any and all loan agreements, security agreements, hazardous waste indemnity agreements, unconditional guaranty agreements, financing statements, affidavits, compliance agreements, closing agreements, certificates, indemnities and certifications; and any and all amendments or modifications thereto.

33. Loan Fees. The words "Loan Fees" shall collectively mean and refer to the following fees which shall all be earned by the Lender as of the date of the Loan Agreement, and paid by the Borrower as follows:

A non-refundable loan fee in the amount of ONE PERCENT (1.00%) of the Loan Amount shall be paid in full to the Lender at settlement by the Borrower, and shall be deemed completely earned by Lender at settlement (the "Non-Refundable Loan Fee).

34. Loan-To-Value Percentage. The words "Loan-To-Value Percentage", "Loan-To-Value Ratio" or "Loan-To-Value Amount" may be expressed as a ratio, a sum or an amount but nevertheless shall mean that the aggregate of all Loan Disbursements made by the Lender and remaining outstanding at any one time in connection with the Real Property, shall never exceed a percentage of the value of the Real Property, as described in, and encumbered by, the Deed of Trust, equal to SIXTY PERCENT (60.00%) of the appraised value of the Real Property as determined by an appraisal, without the express written consent of the Lender.

Borrower agrees to comply with these restrictions and to pay down the principal balance of the Loan if necessary to cooperate with the Lender in complying with this loan-to-value restriction for so long as the Loan remains outstanding and the Loan-To-Value Percentage does not exceed NINETY PERCENT (90.00%)(referred to hereinafter as the "Loan-To-Value Ratio").

35. Non-Refundable Loan Fee. See "Loan Fee".

36. Note. In addition to the definition in the Recital above, the word "Note" shall refer to the Deed of Trust Note made by Borrower payable to the order of Lender in the face amount of the Loan, and secured by the Deed of Trust.

37. Physical Survey. The words "Physical Survey" shall mean and refer to a current survey at any time prior to, during and/or after development, in a form and content acceptable to the Lender.

38. Plats and Plans. The words "Plats and Plans" shall mean and refer to any and all elevation plats, dedication plats, declaration statements, subdivision plats, boundary line surveys, site plans and all other submitted plans of development for recording and/or government approval in connection with the Project and the Real Property.

39. Project. In addition to the definition in the Recital, the word "Project" shall refer to the Purpose, the Improvements, development activities, and use of the Real Property.

40. Stage. The word "Stage" shall refer to each progressive interval of development as listed on the Draw Schedule.

41. Title Company. The words "Title Company" shall mean and refer to that title insurance company acceptable to the Lender, issuing a mortgagee Title Policy (as defined below) insuring the Lender in the full amount of the Loan, and containing only those exceptions to title to the Real Property that are acceptable to Lender, as determined by the Lender in its sole discretion, as well as each endorsement to the coverage.

42. Title Policy. The words "Title Policy" shall mean and refer to that final mortgagee title insurance policy issued by the Title Company prior to any Loan Disbursement hereunder, pursuant to all of Lender's instructions and insuring that the Lender's Deed of Trust is a valid, first priority lien and encumbrance on the Real Property without exception for matters of survey or possible unfiled mechanic's and materialmen's liens. Such title insurance shall be increased by written endorsement to cover the amount of every Loan Disbursement, be in a form and substance satisfactory to Lender, and contain such other endorsements as the Lender may require from time to time.

43. Work. The word "Work" shall mean and refer to all contract work, sub-contract work, supplies, labor, services, materials, articles, property, products and any other trade work, material or thing in connection with the development of the Real Property.

EXHIBIT C CONDITIONS PRECEDENT TO INITIAL ADVANCE

Each and every one of the requirements listed in this Exhibit C is hereby incorporated into the Loan Agreement as if fully set forth therein, and expressly deemed to be conditions precedent to be satisfied by the Borrower prior to the Lender becoming obligated to make the Initial Advance. The Borrower agrees: (a) to fully comply with each of the requirements listed below in a manner deemed acceptable to the Lender, and (b) that compliance with each and every one of the requirements shall be determined by the Lender, in Lender's sole discretion, just as if this sentence were incorporated into each requirement listed. Accordingly, the Borrower agrees:

1. To provide documentation that the Borrower and Owner: (i) has been duly formed and validly exists under the laws of its state of formation, (ii) has filed or recorded all necessary documents or certificates with all necessary government entities, (iii) is in good standing and properly qualified to do business under the laws of the State of Maryland, (iv) is duly authorized to enter into all transactions contemplated by this Loan Agreement and (v) has obtained formal resolutions authorizing the Borrower to enter into the Loan, accepting its terms, and specifying the names of all persons who have power to bind the Borrower andOwner and execute Loan Documents, and (vi) such other certificates, resolutions, consents and agreements that Lender may require, and any general partners or guarantors of the Borrower and/or Owner (that are not a natural person) shall also comply with all of the above requirements (the requirements herein are referred to elsewhere in this Loan Agreement as the "Organizational Documentation and Authorization Requirements");

2. To provide accurate and completed Financial Statements to the Lender for the Borrower and each Guarantor, or any other party required by any loan application or Commitment or otherwise required by Lender (the requirements herein are referred to elsewhere in this Loan Agreement as the "Completed Financial Statements Requirements");

3. To execute all Loan Documents, and deliver same to the Lender (or certified copies if originals are not available) and have all Loan Documents duly executed by all necessary signators thereto, properly dated, with receipts (if available) of recordings in the proper jurisdictions and delivered to the Lender (the requirements herein are referred to elsewhere in this Loan Agreement as the "Executed Loan Documents Requirements");

4. That the narrative Appraisal of the Real Property shall be ordered by the Lender directly from an appraiser acceptable to it, and received in an acceptable quality by the Lender, and the Borrower shall have paid for the Appraisal and all costs incurred in connection therewith (the requirements herein are referred to elsewhere in this Loan Agreement as the "Acceptable Appraisal Requirements");

5. To provide documentation that the Real Property complies with all applicable zoning ordinances, zoning offices, restrictive covenants and governmental requirements affecting the Real Property, and that the occupancy, use, and Purpose for which the Project and Real Property is intended is permitted, and that the Project and Real Property will comply thereto without the necessity of a variance, and will be within a conforming use (the requirements herein are referred to elsewhere in this Loan Agreement as the "Zoning and Conforming Use Requirements");

6. To provide a true copy of any and all proffers, proffer statements, letters or governmental requirements or conditions concerning the Real Property, the Project and the development of Improvements on the Real Property by Borrower, which shall be subject to approval by the Lender in its sole discretion (the requirements herein are referred to elsewhere in this Loan Agreement as the" Proffer Statement Requirements";

7. To provide an Engineering Report further stating among other things: that no utility moratorium imposed by any governmental authority having or claiming jurisdiction, is in effect (the requirements herein are referred to elsewhere in this Loan Agreement as the "Utility and Services Requirements");

8. To provide authentic sealed copies of any and all Plats and Plans necessary or desirable in connection with the use of the Real Property, and the Lender shall have no obligation to disburse funds for the development of the Real Property where any of the Plats and Plans have not been approved by the appropriate government agency. The Borrower shall disclose any conditions imposed to approval of the Plats and Plans by any government agency (the requirements herein are referred to elsewhere in this Loan Agreement as the "Subdivision and Plan Approval Requirements");

9. To provide an acceptable current Physical Survey of the Real Property of recent date, in a form satisfactory in all respects to the Title Company as well as the Lender (the requirements herein are referred to elsewhere in this Loan Agreement as the "Physical Survey Requirements");

10. The Lender shall have received an acceptable commitment to insure the title to the Property, (and a final title policy) having no unacceptable exceptions to Lender, issued by the Title Company in the Loan Amount, all in a form and substance satisfactory to Lender, and showing Lender and its successors and assigns as there interest may appear, as the insured mortgagee and showing the Initial Advance, and insuring among other things that: (i) the Deed of Trust is a valid first lien on the Real Property in the amount of the Initial Advance, and Borrower and/or Owner shall satisfy all requirements therefor, (ii) the Real Property has adequate ingress and egress, and Borrower and/or Owner shall satisfy all requirements therefor, (iii) the restrictive covenants have not been violated and a future violation will not cause a reversion of title, and Borrower shall satisfy all requirements therefor, (iv) there shall be no exception for rollback taxes, subsequent assessments for prior years, for real estate taxes other than those for the year in which the closing occurs, to the extent the same are not then due and payable, and Borrower and/or Owner shall satisfy all requirements therefor, (v) there shall be full coverage against mechanic's and materialmen's liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor, (vi) a fee simple indefeasible or marketable fee simple title to the Real Property and Improvements is vested in Owner, and Borrower and/or Owner shall satisfy all requirements therefor, (vii) insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Real Property and the Improvements as part of the insured estate, and Borrower and/or Owner shall satisfy all requirements therefor, and (viii) containing such other endorsements and/or provisions regarding Loan Disbursements acceptable to the Lender (the requirements herein are referred to elsewhere in this Loan Agreement as the "Mortgagee Title Policy Requirements");

11. To provide evidence that all roads, right-of-ways and driveways for the full utilization of the Project, and ingress/egress to the Real Property for all intended purposes have: (i) if necessary, been platted, recorded, dedicated to public use, accepted by said state and local governments, and have been completed, or (ii) the necessary rights and dedications for said roads, rights-of-way and driveways have been granted by the appropriate state and local government authorities and all required recordings and bonds have been filed to assure the complete construction and installation thereof, and the Borrower shall disclose all financial obligations and conditions imposed in connection with any dedications, roads and approvals contemplated herein (the requirements herein are referred to elsewhere in this Loan Agreement as the "Access Requirements");

12. To provide the Environmental Report, a soil report regarding soil composition, borings and drainfield areas (where sewer is not available) and such other acceptable reports, writings or opinions, and performed by a licensed engineer and/or land surveyor acceptable to Lender (the requirements herein are referred to elsewhere in this Loan Agreement as the "Environmental and Soil Report Requirements");

13. To provide written evidence from an authorized government agency, or other individual, acceptable to Lender, that the Project, all proposed Improvements, and all contemplated development activities are not in violation of any tidal or non-tidal "wetlands" act, including the Chesapeake Bay Preservation Act, or any successor acts or any other similar wetlands, ecological or environmental laws or acts, and the Real Property contains no "resource management areas", or environmentally protected soils, such that all contemplated development activities and uses can be commenced and completed as planned (the requirements herein are referred to elsewhere in this Loan Agreement as the "Wetlands Requirements");

14. To provide copies of all Permits required in connection with the development of the Real Property, together with evidence to ensure that all fees for such permits have been paid (the requirements herein are referred to elsewhere in this Loan Agreement as the "Permits Requirements");

15. To provide an accurate and complete Development Budget, together with all bids and contracts in support thereof, updated as required by Lender, adequate to cause the development of the Improvements on the Real Property to be funded by the Loan (the requirements herein are referred to elsewhere in this Loan Agreement as the "Development Budget Requirements");

16. To provide a list containing the names and addresses of all material existing contractors, subcontractors, engineers, materialmen and other suppliers of services and materials for the Project, and a copy of their contracts (the requirements herein are referred to elsewhere in this Loan Agreement as "the Workers and Suppliers List Requirements");

17. If Work was performed, to obtain from each contractor, architect, engineer, subcontractor, or supplier of services or materials required by Lender, duly executed, acknowledged and delivered original lien waivers, or agreements satisfactory to the Title Company subordinating all rights, liens, claims and charges they may have against Borrower or the Real Property, to the rights, liens and security interests of Lender, and delivering same to the Title Company (the requirements herein are referred to elsewhere in this Loan Agreement as the "Lien Waivers Requirements");

18. Intentionally Deleted;

19. To provide an acceptable written opinion from the Borrowers legal counsel containing all of the assurances set forth in the Commitment (the requirements herein are referred to elsewhere in this Loan Agreement as the "Written Opinion of Counsel Requirements");

20. To provide all Insurance Coverage policies and all paid receipts for premiums in connection with the Project, the Improvements and the Real Property (the requirements herein are referred to elsewhere in this Loan Agreement as the "Insurance Policies and Premium Requirements");

21. To provide copies or proof of all necessary performance bonds, completion bonds and dual obligee performance and payment bonds, together with a surety acceptable to the Lender (the requirements herein are referred to elsewhere in this Loan Agreement as the "Bond and Performance Requirements");

22. To provide the Lender all of its Loan Fees, and reimbursement in full for all other reasonable charges, including Appraisal fees, attorneys fees and other expenses incurred by the Lender in connection with the Loan (the requirements herein are referred to elsewhere in this Loan Agreement as the "Loan Expenses and Fees Requirements");

23. To provide an acceptable, properly executed Draw Application (the requirements herein are referred to elsewhere in this Loan Agreement as the "Executed Draw Application Requirements");

24. That no Default or Event of Default shall be committed or now exists under any of the Loan Documents, or with the giving of notice and/or the lapse of time could become a Default (the requirements herein are referred to elsewhere in this Loan Agreement as the "No Default Requirements"); and

25. Such other documents, materials and/or conditions as Lender or its attorneys may reasonably require (the requirements herein are referred to elsewhere in this Loan Agreement as the "Other Conditions Requirements").

EXHIBIT D CONDITIONS PRECEDENT TO SUBSEQUENT LOAN DISBURSEMENTS

Each and every one of the requirements listed in this Exhibit D is hereby incorporated into the Loan Agreement and expressly deemed to be conditions precedent of the Borrower, prior to the Lender becoming obligated to make any Loan Disbursements after the Initial Advance. The Borrower agrees: (a) to fully comply with each of the requirements listed below in a manner deemed acceptable solely to the Lender, and (b) that compliance with each and every one of the requirements listed below shall be determined by the Lender, in Lender's sole discretion, just as if this sentence were incorporated into each requirement listed below.

Accordingly, in addition to the Borrower continuing to comply with all other requirements contained herein, the Borrower agrees that no subsequent Loan Disbursement after the Initial Advance under this Loan Agreement, shall be made unless the following conditions precedent are satisfied as determined by the Lender:

1. All of the Conditions Precedent To The Initial Advance as set forth in Exhibit C have been (and continue to be) satisfied by the Borrower;

2. No Default or any event of default which, with the giving of notice or the lapse of time, or both, could become a Default, exists under any of the Loan Documents;

3. The representations and warranties contained in this Loan Agreement, and in each of the Loan Documents continues to be true and correct in all material respects on and as of the date of any subsequent Loan Disbursement;

4. No mechanic's lien, materialmen's lien, judgment lien or other lien or encumbrance shall have been filed or remain in effect against the Real Property, and all releases or waivers of mechanic's liens and materialmen's liens and receipted bills showing payment of all amounts due to all parties who furnished materials or services or performed labor of any kind to or for the benefit of Borrower in connection with the Real Property as to any prior advance, shall have been obtained on forms and in a substance acceptable to the Lender and the Title Company in connection with the subsequent advance;

5. The Lender, or its Inspector, has not determined that the undisbursed proceeds of the Loan will be insufficient to pay all Costs required for completion of the Improvements;

6. If required, the Lender shall have received within ten (10) days after the compaction of any soil, a report satisfactory to Lender of the results of soil tests;

7. As of the date of making any Loan Disbursement, no event shall have occurred, nor shall any condition exist that constitutes a material adverse change, since the date of this Loan Agreement, to the financial condition of Borrower or any Guarantor, or which would impair the ability of Borrower or any Guarantor to fulfill its material obligations under the Loan Documents;

8. The Improvements shall not have been damaged and not repaired;

9. That subsequent advances do not violate any Federal regulations governing the Lender;

10. The Borrower has provided the Lender with copies of all necessary Permits;

11. The Borrower and or Guarantor has delivered to Lender such other information, documents, supplemental legal opinions, updated lists and other information as may be reasonably required by Lender.

EXHIBIT E EVENTS OF DEFAULT AND REMEDIES AVAILABLE TO LENDER

Each and every one of the events of default listed in this Exhibit E is hereby incorporated into the Loan Agreement as if fully set forth therein.

EVENTS OF DEFAULT

If any of the following events ("Defaults") shall occur, Lender shall provide the Borrower with written notice of the Default, whereupon, Borrower shall have TEN (10) days thereafter to cure any monetary default, and TWENTY (20) days thereafter to cure any non-monetary default:

1. Intentionally Deleted.

2. If at any time there is discovered or created a material defect in title to the Real Property which is not cured or insured over to the satisfaction of Lender within ten (10) days after the giving of notice thereof;

3. If the Improvements or any portion thereof encroach upon a street or easement or upon adjoining property or violate any setback restriction, however created, or the requirements of any governmental authority having jurisdiction, or any adjoining structure encroaches upon the Real Property or on any easement appurtenant thereto to an extent deemed material by Lender's attorneys, and the encroachment or violation materially impairs the value of the Real Property and is not removed within thirty (30) days after the giving of notice thereof;

4. Intentionally Deleted.

5. If Borrower and/or Owner does not permit Lender to enter upon the Real Property to make Inspections of the Real Property, the Improvements and any and all materials to be used in connection with the development thereof, and to examine all details, plans, shop drawings and similar materials relating to the Project;

6. If for any reason whatsoever Owner abandons the Project, or the development of the Real Property is at any time in the reasonable judgment of Lender, discontinued;

7. If Borrower or Owner fails to comply with any requirement of any government authority having jurisdiction within fourteen (14) days after the giving of notice thereof;

8. If promptly following demand by Lender: (i) Borrower fails to correct or cause the correction of any defects in the Improvements, and (ii) Borrower materially departs and deviates from the Plats and Plans without prior approval from Lender;

9. If Borrower assigns this Loan Agreement or any interest therein, or if the Real Property or Improvements are conveyed or encumbered in any way without the prior written consent of Lender;

10. If Borrower or Owner executes any other security agreement, other than the Security Agreement, which affects any materials, equipment, fixtures or articles used by Borrower or Owner in the development of the Real Property or articles of Borrower's or Owner's personal property located on the Property, or if any such materials, fixtures or articles are purchased in a conditional sales transaction or otherwise so that the ownership thereof will not vest unconditionally in Borrower or Owner, free from encumbrance, on delivery at the Real Property;

11. If Borrower does not furnish to Lender on request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them under which Borrower or Owner claims title to materials, fixtures, and articles comprising the Improvements;

12. If within ten (10) days after written request by Lender, Borrower or Guarantor fails to furnish Lender with Financial Statements and such other statements as Lender may reasonably require to determine the financial condition of Borrower and Guarantor;

13. If Borrower or Owner fails to pay (or bond-off) when due all bills for Work performed by it or on its behalf in connection with its development of the Real Property;

14. If Borrower and/or Owner or any Guarantor fails generally to pay its debts when due; or if there is filed by Borrower or any of the Guarantors a petition in bankruptcy under the United States Bankruptcy Act, as amended, or under any similar state or federal law or any of them receives an Order for Relief from a United States Bankruptcy Court; or if Borrower and/or Owner or any Guarantor file a petition for the appointment of a receiver or trustee in connection with the property of Borrower and/or Owner or any Guarantor; or if Borrower and/or Owner or any Guarantor makes a general assignment for the benefit of creditors or makes any insolvency assignment or is adjudged insolvent by any court of competent jurisdiction; or if there is filed against Borrower and/or Owner or any of the Guarantors a petition in bankruptcy or for the appointment of a trustee, which involuntary petition is not dismissed within forty-five (45) days thereafter;

15. If Borrower shall not deposit or cause Owner to deposit with Lender any portion of the Borrower's Funds required under this Loan Agreement when requested by the Lender within ten (10) days after Lender has notified Borrower to deposit the Borrower's Funds;

16. If any indebtedness due under the Note, or under any of the other Loan Documents is not paid in full when due;

17. If any covenant or agreement in this Loan Agreement is not fully and timely performed, observed or kept;

18. The Borrower fails to comply with the terms and provisions of any of the other Loan Documents;

19. Intentionally Deleted;

20. A mechanic's lien or materialmen's lien is established against the Real Property for an amount in excess of $10,000, and remains unsatisfied or unbonded for a period of twenty-one (21) days after the date of filing;

21. An adverse change in the financial condition of the Borrower or any Guarantor or in the condition of the Real Property occurs and materially impairs the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents.

22. If the Real Property is found to contain any hazardous waste, hazardous substance or toxic waste as those terms are contemplated in any of the Loan Documents, in levels that require remediation under applicable law;

23. Intentionally Deleted; or

24. If Borrower and/or Owner breaches, or commits a Default or an Event of Default under any one of the other Loan Documents.

25. In the event Lender is required to fund under any Project related letters of credit issued by Mercantile Mortgage Corporation pursuant to performance agreements between the Borrower and/or Owner and the State of Maryland, Prince George's County, Maryland or one of its municipal agencies, it will be an Event of Default under the Loan and any funds used to reimburse Mercantile Mortgage Corporation shall be funded from Loan proceeds. Borrower and/or Owner shall indemnify and hold harmless Lender from any and all claims resulting from the letters of credit issued by Mercantile Mortgage Corporation relating to the Project.

A default by the Borrower and/or Owner under any of the other Loan Documents shall be deemed to be a default under this Loan Agreement, and an Event of Default under this Loan Agreement shall automatically be deemed to be a default under each and every one of the other Loan Documents.

REMEDIES OF THE LENDER

In addition to all additional remedies provided to Lender under any of the Loan Documents, and under the law or rules of equity, Lender may, at its election, but without any obligation to do so, without notice, enjoy any or all of the rights, powers, privileges and remedies listed below, all at the sole cost and expense of the Borrower upon the occurrence of an Event of a Default.

SPECIAL POWER OF ATTORNEY

In furtherance of the remedies herein provided to the Lender, the Borrower hereby irrevocably makes, constitutes and appoints (and if the Borrower is an entity other than a natural individual(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) the Lender, by and through any of its loan officers, (any one of which has full power to act) as the Borrower's duly appointed agent and Attorney-In-Fact, (collectively, referred to as "Attorney-In-Fact") with the full power, authority and right to act in the name, place and stead of the Borrower, and do all things specified below as the Borrower could do if present. Any loan officer of the Lender shall have full power and authority on behalf of the Lender to act as the Borrower's Attorney-In-Fact. This power of attorney and appointment is irrevocable and coupled with an interest, and shall not terminate upon the disability, insolvency or dissolution of the Borrower in accordance with the applicable provisions of the Maryland Code. The Attorney-In-Fact shall have the right, power, privilege and authority to do any one or all of the following upon and during the continuation of an Event of Default:

1. Enter upon and take possession of the Real Property and the Project at any time, without any advance notice to the Borrower and/or Owner whatsoever, to escort the permanent removal of any of the Borrower's and/or Owner's employees, and to change the locks;

2. Perform any and all Work that is desirable by the Attorney-In-Fact, or that is necessary to complete the Improvements as contemplated herein, or to terminate any Work being performed, and take whatever other action may be necessary or desirable, in the sole opinion of the Attorney In Fact;

3. Perform all Work necessary to complete the development of the Real Property substantially in accordance with the Plats and Plans, Contracts, Loan Documents, and governmental requirements, or in accordance with any modifications or Change Orders thereto, as deemed necessary by the Attorney In Fact, and continue to employ Borrower's architect, engineer, and any contractor pursuant to the applicable Contracts, or otherwise;

4. Use and apply any General Accounts, deposits, funds, money, or assets, or make any Loan Disbursements as are necessary to: (i) stabilize and secure the Project, the Improvements and/or the Real Property, or (ii) to complete development;

5. Set-off any and all General Accounts, Borrower's Funds and any other deposits, funds, money, assets or other indebtedness against the Loan;

6. Make such Change Orders or corrections in the Plats and Plans and Contracts as the Attorney-In-Fact may deem acceptable in its sole discretion;

7. Employ such architects, engineers, trustees, agents, consultants, managers and contractors as may be required by the Attorney-In-Fact for the purpose of: (i) advising the Lender and assessing any problems, (ii) completing the development of the Real Property substantially in accordance with the Plats and Plans (as modified as deemed necessary by Lender), Loan Documents, laws and governmental requirements, or as otherwise may be necessary or desirable for purposes of completing such development, (iii) operating, managing, leasing, controlling and running the Project and/or the Real Property and reviewing the books and records of the Project; (iv) assessing Lender's rights and options, and/or (v) stabilizing the Project;

8. Execute all related papers contemplated in this Loan Agreement, including applications, Contracts, notes, plans, drawings, bonds, plats, and certificates, and deliver same for any purpose in connection with the Project which may be required for completion of development of the Real Property, operation and management of the Project, or to secure the collateral;

9. Endorse, negotiate, transfer and deliver all checks, drafts, notes, and negotiable instruments and assign or transfer all non-negotiable instruments in the name of Borrower, and to withdraw such cash, deposits, Borrower's Funds, and funds from any General Account, and apply same to: (i) stabilize the Real Property and the Project, (ii) any and all costs and expenses incurred by the Attorney-In-Fact in connection with the operations and management of the Project, (iii) any and all Costs incurred in connection with the Project and the use of the Real Property, (iv) any and all indebtedness that continues to arise under any of the Loan Documents, (v) pay any creditors bills, and (vi) for such other matters as the Attorney-In-Fact shall deem necessary or important in the sole discretion of the Attorney-In-Fact in connection with the Lender's full realization of any of the Remedies set forth herein;

10. Endorse the name of Borrower on any checks or drafts representing proceeds of any Insurance Policies, bonds, or other checks, returns of security, deposits or instruments payable to Borrower with respect to the Real Property, and apply said proceeds to: (i) all expenses, fees and costs incurred by the Lender in pursuing any of its remedies hereunder, including reasonable attorneys fees incurred by the Lender, and (ii) then to payment of the Loan in accordance with the terms of the Note;

11. Do every act with respect to contracting for the Work, development of the Real Property, executing Permits, plats, site plans and government approved or required prints and papers, and all such other acts which Borrower may do in connection with the Real Property and the Project on terms acceptable to the Attorney-In-Fact;

12. Prosecute legal action, hire legal counsel and defend and compromise any claim, action or proceeding incident to the Real Property and the Project as the Attorney-In-Fact deems proper; and/or

13. Pay, settle, or compromise all bills and claims so as to clear title to the Real Property in an amount and on such terms as the Attorney-In-Fact deems proper;

14. Seek a refund of all monies paid by the Borrower to any government or business entity, to which the Borrower may be entitled and apply said amount against the outstanding indebtedness in accordance with Loan Documents;

15. Take over, liquidate and/or use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements; and

16. Take such other and further action that is ancillary thereto and in furtherance of the rights, powers, privileges and remedies granted under this Special Power of Attorney, and in the Loan Agreement, all on terms, conditions and amounts deemed satisfactory solely to the Attorney-In-Fact, and this provision shall be construed liberally and in the broadest sense in favor of the Attorney-In-Fact, to hereby provide the Attorney-In-Fact with all such rights, power and authority as is necessary and/or desirable to further the purpose, remedies and privileges set forth herein.

OTHER REMEDIES

In addition to the above rights and remedies the Lender shall have any and all of the remedies listed below:

1. Terminate its commitment to make Loan Disbursements under the Loan and terminate any Loan Disbursement pending;

2. Terminate its obligation to disburse any of the Borrower's Funds, and apply the right of setoff;

3. Intentionally Deleted.

4. Exercise any and all rights and remedies afforded by this Loan Agreement, the other Loan Documents, and/or at law, equity or otherwise;

5. Set-off and apply, to the maximum extent permitted by law, any and all General Accounts and any other deposits, funds, Borrower's Funds, assets or other indebtedness at any time owing by Lender to or for the credit or account of Borrower, against the Loan and any indebtedness remaining outstanding under any of the Loan Documents; and

6. Accelerate the Note, and foreclose under the terms of the Deed of Trust.

EXHIBIT F DEVELOPMENT DRAW SCHEDULE

PROPERTY DESCRIPTION:____________________________________________________________